EXHIBIT 1

JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)(1)

This agreement is made pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended (the “Act”) by and among the parties listed below, each referred to herein as a “Joint Filer.” The Joint Filers agree that a statement of beneficial ownership as required by Section 13(d) of the Act and the Rules thereunder may be filed on each of their behalf on Schedule 13D or Schedule 13G, as appropriate, and that said joint filing may thereafter be amended by further joint filings. The Joint Filers state that they each satisfy the requirements for making a joint filing under Rule 13d-1.

Dated: August 21, 2015	FRANCISCO PARTNERS IV, L.P.
	By:	Francisco Partners GP IV, L.P., its General Partner
	By:	Francisco Partners GP IV Management Limited, its General Partner

	By:	/s/ Tom Ludwig
	Name:	Tom Ludwig
	Title:	Director

FRANCISCO PARTNERS IV-A, L.P.
	By:	Francisco Partners GP IV, L.P., its General Partner
	By:	Francisco Partners GP IV Management Limited, its General Partner

	By:	/s/ Tom Ludwig
	Name:	Tom Ludwig
	Title:	Director

FRANCISCO PARTNERS GP IV, L.P.
	By:	Francisco Partners GP IV Management Limited, its General Partner

	By:	/s/ Tom Ludwig
	Name:	Tom Ludwig
	Title:	Director

FRANCISCO PARTNERS GP IV MANAGEMENT LIMITED

	By:	/s/ Tom Ludwig
	Name:	Tom Ludwig
	Title:	Director